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                    SUBORDINATE PLEDGE AND SECURITY AGREEMENT
                    -----------------------------------------

                  THIS PLEDGE AND SECURITY AGREEMENT (this "Security Agreement") is dated as of May 31, 2002, made by CEDAR-RL, LLC, a Delaware limited liability company, having an address c/o Cedar Bay Realty Advisors, Inc., 44 South Bayles Avenue, Port Washington, New York 11050 ("Pledgor"), and SILVER CIRCLE MANAGEMENT CORP., a Delaware corporation, having an address c/o Cedar Bay Realty Advisors, Inc., 44 South Bayles Avenue, Port Washington, New York 11050 ("Secured Party").

                                R E C I T A L S:
                                - - - - - - - --

                  A. Secured Party has, as of the date hereof, made a loan to Pledgor, in the amount of [Eight Hundred Eighty Seven Thousand One Hundred Forty Two and 75/100 ($887,142.75)] (the "Loan"), which Loan is evidenced by that certain Promissory Note made by Pledgor to the order of Secured Party dated the date hereof and in the original principal amount of [Eight Hundred Eighty Seven Thousand One Hundred Forty Two and 75/100 ($887,142.75)] (as amended, restated or otherwise modified from time to time, the "Note").

                  B. The proceeds of the Loan are being used by Pledgor to acquire (1) a 20% partnership interest (the "Partnership Interest") in API Red Lion Shopping Center Associates, a New York limited partnership (the "Partnership"), pursuant to the terms of that certain Purchase and Sale Agreement, dated as of [___], between Secured Party, as seller, and Pledgor, as purchaser. The Partnership is the owner in fee simple of certain real property described on Exhibit A annexed hereto and hereby made a part hereof, together with the improvements located thereon (the "Property").

                  C. As an inducement to Secured Party to make the Loan to Pledgor, Pledgor desires to pledge, assign and hypothecate to Secured Party, all of its right, title and interest as partner in the Partnership attributable to the Partnership Interest, in, to and under the Partnership and the Partnership Agreement (as that term is hereinafter defined) and the rights appurtenant to being a partner in the Partnership (collectively, the "Interests").

                  D. Secured Party is willing to make the Loan, but only on the condition, among others, that Pledgor executes and delivers this Security Agreement to Secured Party.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

                  1. Defined Terms. All capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Note. As used in this Security Agreement, the following terms shall have the following meanings:

                  "Lender" means Salomon Brothers Realty Corp., and its successors and assigns.





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                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing).

                  "Loan Documents" means any and all mortgages, notes, pledges or other agreements executed by the Partnership and/or any partner therein in connection with the loan made by Lender to the Partnership in the original principal amount of $17,000,000.

                  "Obligations" means the unpaid principal of and interest on the Note and all other obligations and liabilities of Pledgor to Secured Party with respect thereto.

                  "Partnership Agreement" means that certain Amended and Restated Agreement of Limited Partnership of API Red Lion Shopping Center Associates.

                  "Proceeds" means all "proceeds" as such term is defined in
         Section 9-306(1) of the UCC on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Interests, collections thereon or distributions with respect thereto.

                  "UCC" means the Uniform Commercial Code from time to time in effect in the State of New York.

                  2. Grant of Security Interest. As security for the Obligations, Pledgor hereby pledges, assigns, hypothecates, delivers and sets over to Secured Party and grants to Secured Party, subject to the Loan Documents, a lien on and security interest in the Interests and in all Proceeds thereof (collectively, the "Collateral") as collateral security for the due and punctual payment and performance of all the Obligations. Notwithstanding the foregoing grant, so long as no Event of Default shall have occurred and be continuing, Pledgor shall, subject to the Loan Documents, be entitled to receive and retain and otherwise deal with, all Proceeds. Upon the occurrence and during the continuance of an Event of Default, Pledgor's right to receive Proceeds shall cease, and all such rights shall thereupon become vested in Secured Party which shall thereupon have the sole right to receive such Proceeds, subject to the Loan Documents.

                  3. Exculpation. Secured Party shall have no obligation or liability whatsoever for the obligations of Pledgor by reason of or arising out of this Security Agreement, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Pledgor under or pursuant to the Partnership Agreement. Nothing contained in this Security Agreement shall be construed or interpreted (i) to transfer to Secured Party any of the rights and obligations of a partner in the Partnership other than the rights of collateral security in and to the Collateral or (ii) to constitute Secured Party a partner in the Partnership, provided that such limitation, in no manner, shall otherwise limit the rights of Secured Party granted under this Security Agreement. This Security Agreement (i) shall not be deemed to terminate Pledgor's status as a partner in the Partnership and (ii) shall not be construed as constituting a current conveyance, but rather as creating a security interest in the Interests.




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                  4. Limitation on Voting Rights of Pledgor. In connection with the Partnership and the Partnership Agreement, Pledgor shall cast no vote, and no consent, waiver or ratification shall be given or action taken that would directly or indirectly impair the Collateral or be inconsistent with or violate any provision of this Security Agreement or the Note.

                  5. Covenants of Pledgor. Pledgor hereby covenants and agrees as follows:


                  (a) Pledgor shall not sell, lease, assign, transfer, convey or otherwise dispose of, all or any part of Pledgor's right, title or interest in any of the Collateral or the Proceeds thereof and will not create, incur, or permit to exist on or with respect to, all or any part of Pledgor' s right, title and interest in any of the Collateral or the Proceeds thereof, any Lien except for a Lien in favor of Secured Party, which shall be subordinate to the Lien of Lender.

                  (b) Pledgor shall, following the occurrence of any Event of Default, promptly reimburse Secured Party for all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by Secured Party in connection with the enforcement of Secured Party's rights under this Security Agreement.

                  (c) If and to the extent required, Pledgor shall file this Security Agreement, and any other agreements or instruments which are required to be filed with any regulatory body, in accordance with the rules and regulations of such regulatory body.

                  1. Event of Default. An "Event of Default" shall exist if any of the following shall have occurred and be continuing:

                  (a) Pledgor shall default in the observance or performance of any covenant or agreement contained in this Agreement and such default continues for more than thirty (30) days after notice from Secured Party, provided that if such default cannot reasonably be cured within such thirty (30) day period and Pledgor shall have commenced to cure such default in a manner reasonably satisfactory to Secured Party within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Pledgor in the exercise of due diligence to cure such default.

                  (b) If any payment due with respect to the Note is not made on or before the date which is ten (10) business days after Pledgor shall have been given notice thereof.




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                  2. Remedies. (a) upon the occurrence of any Event of Default,
Secured Party may, without notice (except as set forth below) to or assent of Pledgor, forthwith collect, receive, appropriate and realize upon the Collateral or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver the Collateral or any part thereof, in one or more parcels at public or private sale or sales, upon such terms and conditions as it may deem advisable and at such prices as it may deem best. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the said Collateral or in any way relating to the rights of Secured Party under this Security Agreement, including all reasonable attorneys' fees and legal expenses actually incurred, to the payment, in whole or in part, of the Obligations in such order as Secured Party may elect, and only after so applying such net proceeds and after the payment by Secured Party of any other amount required by any Legal Requirement, need Secured Party account for the surplus, if any, to Pledgor. Pledgor agrees that Secured Party will give ten (10) business days' notice of the time and place of any public sale or of the time after which such a private sale may take place and that such notice is reasonable notification of such matters. In addition to the rights and remedies granted to it in this Security Agreement, Secured Party shall have all the rights and remedies of a secured party under the UCC. Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by Secured Party to collect such deficiency.

                  (b) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Security Agreement, and notwithstanding to the contrary (but without in any way negating or impairing) any exculpatory or nonrecourse language which may be contained herein or in any document executed in connection herewith, Secured Party shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Secured Party shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Security Agreement.

                  3. Successors and Assigns. This Security Agreement shall be binding upon Pledgor, its successors and assigns, and shall inure to the benefit of Secured Party and its successors and assigns.

                  4. Governing Law. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF PLEDGOR AND SECURED PARTY UNDER THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  5. Pledgor and Secured Party hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Security Agreement and for any counterclaim therein.

                  6. Indemnification. Pledgor hereby saves, indemnifies and holds harmless Secured Party from and against all expense, loss or damage, including, without limitation, reasonable attorneys' fees and expenses, suffered by Secured Party arising out of or in connection with this Security Agreement and the granting of the security interest pursuant to this Security Agreement.



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                  7. Termination. Anything in this Security Agreement to the contrary notwithstanding, this Security Agreement shall terminate, and all of Secured Party's rights in and to the Collateral or Proceeds shall terminate when the Note has been fully paid and Pledgor's obligations hereunder have been satisfied, whereupon Secured Party will execute and deliver such instruments of reassignment and notices to the Partnership as Pledgor reasonably may request.



                  IN WITNESS WHEREOF, Pledgor has caused this Security Agreement to be duly executed and delivered as of the day and year first above written.


                                         CEDAR-RL, LLC

                                         By: Cedar Income Fund Partnership, L.P.

                                         By: Cedar Income Fund, Ltd.

                                         By: /s/ Brenda J. Walker
                                             -----------------------------------
                                             Name:  Brenda J. Walker
                                             Title: Vice President



Acknowledged and approved:


API Red Lion Shopping Center Associates:

By:  Cedar-RL, LLC, its general partner

By:  Cedar Income Fund Partnership, L.P.

By:  Cedar Income Fund, Ltd.

By:  /s/ Brenda J. Walker
     -------------------------------
     Name:  Brenda J. Walker
     Title: Vice President




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